Filed Pursuant to Rule 433
Registration No. 333-160515
$1bn Volkswagen Auto Least Trust (VWALT) 2010-A
BOOKRUNNERS: Barclays and Deutsche Bank            SEC REGISTERED
CO-MANAGERS: BOAML, CITI, JPM, RBS, SG

CLS	$AMT(mm)	M/S&P	WAL	E.FINAL	L.FINAL	Sprd	Yield	Coup	Px

A1	210.000	P-1/A-1+	0.30	06/20/11	11/21/11	-2	0.29907	0.29907	100%
A2	344.000	Aaa/AAA	1.15	05/21/12	01/22/13	+35	0.780	0.77	99.98998
A3	347.000	Aaa/AAA	1.95	03/20/13	11/20/13	+42	0.997	0.99	99.99048
A4	99.000	Aaa/AAA	2.52	06/20/13	10/20/15	+47	1.187	1.18	99.98991

*	EXPECTED SETTLE: 11/04/10

*	ERISA: Yes

*	EXPECTED RATINGS: M/S&P

*	MIN DENOMS: 100K X 1K

*	FIRST PAYMENT DATE: 11/20/10

*	BILL & DELIVER: Barclays
THE ISSUER HAS FILED A REGISTRATION STATEMENT (INCLUDING A PROSPECTUS) WITH THE SEC FOR THE OFFERING TO WHICH THIS COMMUNICATION RELATES. BEFORE YOU INVEST, YOU SHOULD READ THE PROSPECTUS IN THAT REGISTRATION STATEMENT AND OTHER DOCUMENTS THE ISSUER HAS FILED WITH THE SEC FOR MORE COMPLETE INFORMATION ABOUT THE ISSUER AND THIS OFFERING. YOU MAY GET THESE DOCUMENTS FOR FREE BY VISITING EDGAR ON THE SEC WEB SITE AT WWW.SEC.GOV. ALTERNATIVELY, YOU MAY OBTAIN A COPY OF THE PROSPECTUS BY CALLING BARCLAYS CAPITAL INC., TOLL-FREE AT 1-888-603-5847.